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                                                                EXHIBIT 99.1

[Cenveo logo]


                                                                NEWS RELEASE


                  CENVEO INCREASES SECOND QUARTER GUIDANCE
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STAMFORD, CT - (AUGUST 1, 2006) - Robert G. Burton, Sr., Chairman and Chief
Executive Officer of Cenveo, Inc. (NYSE: CVO), stated today that he expects Cenveo's non-GAAP earnings to be $0.13 to $0.15 per diluted share for the second quarter ended June 30, 2006. This compares to previously released guidance of non-GAAP earnings of $0.06 per diluted share.


MR. BURTON STATED:

"The Company continues to execute the turnaround plan that began in September 2005 when our team arrived at Cenveo. We continue to deliver the results we have committed to because of our unwavering focus on controlling costs, increasing productivity, and growing our core business organically. Our efforts are now directed at improving Cenveo for its customers, investors and employees as we begin the growth stage of Cenveo. I reserve more detailed comments on our earnings for the second quarter results that will be released next week."

Non-GAAP net earnings, net of taxes, exclude restructuring and impairment charges, the gain on sale of non-strategic businesses and equity income in affiliate and the loss on early extinguishment of debt. A reconciliation of net loss per diluted share to non-GAAP net earnings per diluted share is presented in the attached table.

The company will be releasing its second quarter results on August 9, 2006, following the close of the markets, and will be holding a conference call and simultaneous web cast to discuss second quarter results at 10:00AM Eastern time on Thursday August 10, 2006.



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
                                  CENVEO, INC. AND SUBSIDIARIES
     Reconciliation of net loss per diluted share to non-GAAP net earnings per diluted share
                                           (UNAUDITED)


                                                                          THREE MONTHS ENDED
                                                                            JUNE 30, 2006
                                                                       -------------------------

                                                                       -------------------------
Net loss per diluted share (1)                                               ($0.60) to ($0.62)
Non-GAAP Adjustments:
       Restructuring and Impairment charges, net of taxes                        $0.32 to $0.33
       Gain on sale of non-strategic businesses and
              equity income in affiliate, net of
              taxes and effect of tax reorganization                         ($0.18) to ($0.19)
Loss on early extinguishment of debt, net of taxes                                        $0.62
                                                                       -------------------------
       Total non-GAAP Adjustments                                                $0.75 to $0.77
                                                                       -------------------------
Non-GAAP                                                                         $0.13 to $0.15

(1) Computed using fully diluted weighted average shares




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CENVEO, INC. (NYSE: CVO), WWW.CENVEO.COM, IS ONE OF NORTH AMERICA'S LEADING
PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDES COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS, DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.

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Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release are based upon current expectations and involve a number of assumptions, risks and uncertainties that



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could cause actual results to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and 2005, (4) the majority of Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the Company's CEO and other management and strategic direction (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry's extreme competitiveness due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material,
(9) postage rates and other changes in the direct mail industry, (10) the effect of environmental laws on the Company's business, (11) the ability to retain key management personnel, (12) the burden and expense of compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive, (13) the ability to successfully identify, manage and integrate possible future acquisitions,
(14) the dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.


These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in the Cenveo, Inc. Annual Report on form 10-K for the year ended December 31, 2005, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.


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Inquiries from analysts and investors should be directed to Robert G.
Burton, Jr. at (203) 595-3005.